Exhibit 5(b).2.

                                                        THELEN REID & PRIEST LLP
                                                                Attorneys at Law
                                                        ------------------------

                                                                875 Third Avenue
                                                         New York, NY 10022-6225

                                                               Tel. 212.603.2000
                                                               Fax  212.603.2001

                                                              www.thelenreid.com

                                       September 30, 2003

FPL Group, Inc.
FPL Group Capital Inc
700 Universe Boulevard
Juno Beach, Florida 33408

Ladies and Gentlemen:

     As counsel for FPL Group, Inc., a Florida corporation ("FPL Group"), and FPL Group Capital Inc, a Florida corporation ("FPL Group Capital"), we have participated in the preparation of or reviewed (1) Registration Statement Nos. 333-85218 and 333-85218-01 effective on April 24, 2002, which registration statement was filed jointly by FPL Group and FPL Group Capital with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"); (2) Registration Statement Nos. 333-102173, 333-102173-01, 333-102173-02 and 333-102173-03, as amended, which became effective on April 3, 2003, which registration statement was filed jointly by FPL Group, FPL Group Capital, FPL Group Capital Trust I, and FPL Group Capital Trust II with the Commission under the Securities Act; (3) the combined prospectus dated April 3, 2003 forming a part of Registration Statement Nos. 333-102173, 333-102173-01, 333-102173-02 and 333-102173-03, as supplemented by a prospectus supplement dated September 24, 2003 relating to $400,000,000 principal amount of Floating Rate Debentures, Series due March 30, 2005 and $200,000,000 principal amount of 1 7/8% Debentures, Series due March 30, 2005 (collectively, the "Debentures"), issued under the Indenture (For Unsecured Debt Securities), dated as of June 1, 1999 (the "Indenture"), from FPL Group Capital to The Bank of New York, as Trustee ("Trustee"), which Debentures are absolutely, irrevocably and unconditionally guaranteed (the "Guarantee") by FPL Group pursuant to that Guarantee Agreement, dated as of June 1, 1999 (the "Guarantee Agreement"), from FPL Group to The Bank of New York, as Guarantee Trustee, both such prospectus and prospectus supplement filed pursuant to Rule 424(b) under the Securities Act; (4) the Indenture; (5) the Guarantee Agreement;
(6) the corporate proceedings of FPL Group Capital with respect to each Registration Statement and the Debentures; (7) the corporate proceedings of FPL Group with respect to each Registration Statement and the Guarantee; and (8) such other corporate records, certificates and other documents (including a receipt executed on behalf of FPL Group Capital acknowledging receipt of the purchase price for the Debentures) and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that the Debentures and the Guarantee are legally issued, valid, and binding obligations of FPL Group Capital and FPL Group, respectively, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws


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FPL Group, Inc.
FPL Group Capital Inc
September 30, 2003
Page 2


affecting creditors' rights and remedies generally and general principles of equity.

     In rendering the foregoing opinion, we have assumed that the certificates representing the Debentures will conform to specimens examined by us and that the Debentures will be duly authenticated by the Trustee under the Indenture and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

     We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 2 to Registration Statement Nos. 333-102173, 333-102173-01, 333-102173-02 and 333-102173-03.

     We are members of the New York Bar and this opinion is limited to the laws of the State of New York and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of Florida law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Steel Hector & Davis LLP, Miami, Florida. As to all matters of New York law, Steel Hector & Davis LLP, is authorized to rely upon this opinion as if it were addressed to it.

                                         Very truly yours,

                                         /s/ Thelen Reid & Priest LLP

                                         THELEN REID & PRIEST LLP